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                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Symix Systems, Inc. ("Symix") pertaining to the registration of 30,000 common shares of Symix to be resold by certain Selling Shareholders and to the incorporation by reference therein of our report dated July 21, 1998 with respect to the consolidated financial statements and schedule of Symix included in its Annual Report on Form 10-K for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                              [Ernst & Young LLP]


Columbus, Ohio
September 28, 1998